Exhibit 13

CO-SALE RIGHTS AGREEMENT

This CO-SALE RIGHTS AGREEMENT (the “Agreement”), dated as of November 30, 2007, is among (a) National Investment Managers Inc., a Florida corporation (the “Company”), (b) Woodside Capital Partners IV, LLC (“Woodside IV”), Woodside Capital Partners IV QP, LLC (“Woodside QP”), and Lehman Brothers Commercial Bank (“Lehman”), (c) Caremi Partners Ltd., Steven Ruchefsky, Uzi Zucker, Steven Ross, Arthur Emil, Jeff Cooke, Richard Berman, Michael Crow, MW Crow Family LP, DCI Master LDC, Crow 2001 Childrens Trust FBO Michelle Crow, Crow 2001 Childrens Trust FBO Spencer Crow, Crow 2001 Childrens Trust FBO Olivia Crow, Crow 2001 Childrens Trust FBO Duncan Crow (collectively, the “Other Stockholders”), and (d) each other Person who becomes a party to this Agreement by executing an Instrument of Accession (“Instrument of Accession”) in the form of Schedule 1 hereto.

WHEREAS, the Company is issuing certain equity securities of the Company to Woodside IV, Woodside QP and Lehman pursuant to that certain Securities Purchase and Loan Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), between the Company, Woodside IV, Woodside QP, Lehman and Woodside Agency Services, LLC, as collateral agent for the Investors; and

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the parties hereto enter into this Agreement on the terms set forth herein.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

§1.       DEFINITIONS. FOR ALL PURPOSES OF THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH BELOW:

Affiliate. Affiliate shall mean, with respect to any Stockholder, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Stockholder (or other specified Person) and shall include (a) any Person who is a director or beneficial holder of at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) of such Stockholder (or other specified Person) and Family Members of any such Person, (b) any Person of which such Stockholder (or other specified Person) or an Affiliate (as defined in clause (a) above) of such Stockholder (or other specified Person) shall directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that no Investor shall be an Affiliate of the Company for the purposes of this Agreement.

Common Stock. Common Stock shall mean (a) the Company’s common stock, par value $0.001 per share, and (b) any shares of any other class of capital stock of the Company hereafter issued which is (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

Company. See preamble.

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Family Members. Family Members shall mean, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

Instrument of Accession. See preamble.

Investors. Each of Woodside IV, Woodside QP and Lehman, for so long as such Person holds Investor Securities and any other Person to whom such Person transfers Investor Securities for so long as such Person holds such Securities.

Investor Securities. Investor Securities shall mean (a) the Warrant Shares, (b) the Warrant, (c) all other Securities purchased by or issued from time to time to any Investor and (d) all shares of the Company’s capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Investor Securities will continue to be Investor Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Investor Securities hereunder, provided that shares of Investor Securities will cease to be Investor Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to any Other Stockholder.

Investor Stockholder. Investor Stockholder shall mean any Investor for so long as such Investor holds Investor Securities and any other Person who holds Investor Securities for so long as such Person holds any Investor Securities.

Lehman. See preamble.

Majority Holders. Majority Holders shall mean the holder or holders at the relevant time of determination (excluding the Company) of 51% or more of the (a) number of Warrant Shares for which the issued and outstanding Warrants are then exercisable and (b) then issued and outstanding Warrant Shares.

Offer Notice. See Section 2.1.

Other Stockholder. Other Stockholder shall mean each Other Stockholder, as defined in the preamble, for so long as such Other Stockholder holds Other Stockholder Securities and any other Person who holds Other Stockholder Securities for so long as such Person holds any Other Stockholder Securities.

Other Stockholder Securities. Other Stockholder Securities shall mean (a) the shares of Common Stock held by the Other Stockholders on the date hereof, (b) all other Securities purchased by or issued from time to time to the Other Stockholders, and (c) all shares of the Company’s capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Other Stockholder Securities will continue to be Other Stockholder Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Other Stockholder Securities hereunder, provided that shares of Other Stockholder Securities will cease to be Other Stockholder Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to any Investor.

Person. Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

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Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act of 1933, as amended.

Securities. Securities shall mean all outstanding shares of the Company’s capital stock or rights to purchase the Company’s capital stock which have not been sold in a Public Sale, including, without limitation, the Other Stockholder Securities and the Investor Securities.

Securities Purchase Agreement. See preamble.

Stockholders. Stockholders shall mean the Investor Stockholders, the Other Stockholders and any other Person who holds Securities; provided that a Person shall cease to be a Stockholder hereunder at such time as such Person ceases to own Securities.

Subsidiary. Subsidiary shall mean any Person of which the Company or other specified Person now or hereafter shall, at the time, own directly, or indirectly through a Subsidiary, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

Third Party Sale. Third Party Sale shall mean a bona fide sale by any Other Stockholder of Securities to a third party that is not an Affiliate of the selling Other Stockholder or the Company, pursuant to a transaction that is not a Public Sale.

Transferring Stockholder. See Section 2.1.

Warrants. Warrants shall have the meaning specified in the Securities Purchase Agreement.

Warrant Shares. Warrant Shares shall have the meaning specified in the Securities Purchase Agreement.

Woodside IV. See preamble.

Woodside QP. See preamble.

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§2.	PARTICIPATION RIGHTS.

2.1       General. At least thirty (30) days prior to any Third Party Sale of any shares of Other Stockholder Securities by an Other Stockholder (the “Transferring Stockholder”), such Person will deliver a written notice (an “Offer Notice”) to each of the Company and the Investor Stockholders specifying the number and class of shares of Other Stockholder Securities to be sold, the identity of the prospective transferee(s) and the terms of the proposed Third Party Sale. Each of the Investor Stockholders may elect to participate in the contemplated Third Party Sale by delivering written notice to the Company and such Transferring Stockholder within fifteen (15) days after receipt by the Investor Stockholder of the Offer Notice. If any of the Investor Stockholders elect to participate in such Third Party Sale, each of the Transferring Stockholders and the electing Investor Stockholders will be entitled to sell in the contemplated Third Party Sale, at the same price and on the same terms, a number of shares of the class of Securities proposed to be sold equal to the product of (i) the fraction, the numerator of which is the number of shares of the class of Securities (on a fully-diluted basis) held by such Person, and the denominator of which is the aggregate number of shares of the class of Securities (on a fully-diluted basis) held by the Transferring Stockholder and the electing Investor Stockholders, multiplied by (ii) the number of shares of the class of Securities (on a fully-diluted basis) to be sold in the contemplated Third Party Sale.

For example, if the notice from the Transferring Stockholder contemplated a sale of 100 shares of Common Stock by the Transferring Stockholder and the Transferring Stockholder at such time owns 300 shares of Common Stock, and if an Investor Stockholder elects to participate in such sale and such Investor Stockholder owns 200 shares of Common Stock (on a fully-diluted basis), such Transferring Stockholder would be entitled to sell 60 shares (300/500 x 100 shares) and such Investor Stockholder would be entitled to sell 40 shares (200/500 x 100 shares).

The Transferring Stockholder will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Investor Stockholders in any contemplated Third Party Sale and will not transfer any of its Securities to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the electing Investor Stockholders on the terms specified herein.

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2.2       Transfers of Securities in Breach of this Agreement. In the event of any transfer of Other Stockholder Securities in breach of this Agreement, commencing immediately upon the date of such attempted transfer (i) such transfer shall be void and of no effect, (ii) no dividend of any kind or any distribution pursuant to any liquidation, redemption or otherwise shall be paid by the Company to the purported transferee in respect of such Other Stockholder Securities (all such rights to payment by the transferring Stockholder and/or the purported transferee being deemed waived), (iii) the voting rights of such Other Stockholder Securities, if any, shall terminate, and (iv) neither the transferring Stockholder nor the purported transferee shall be entitled to exercise any rights with respect to such Other Stockholder Securities until such transfer in breach of this Agreement has been rescinded.

§3.	[RESERVED].
§4.	[RESERVED].

§5.       SEVERABILITY. WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT WILL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT IS HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT UNDER ANY APPLICABLE LAW OR RULE IN ANY JURISDICTION, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY WILL NOT AFFECT ANY OTHER PROVISION OR ANY OTHER JURISDICTION, BUT THIS AGREEMENT WILL BE REFORMED, CONSTRUED AND ENFORCED IN SUCH JURISDICTION AS IF SUCH INVALID, ILLEGAL OR UNENFORCEABLE PROVISION HAD NEVER BEEN CONTAINED HEREIN.

§6.       ENTIRE AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THIS DOCUMENT EMBODIES THE COMPLETE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES AND PREEMPTS ANY PRIOR UNDERSTANDINGS, AGREEMENTS OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, WHICH MAY HAVE RELATED TO THE SUBJECT MATTER HEREOF IN ANY WAY.

§7.       SUCCESSORS AND ASSIGNS. THIS AGREEMENT WILL BIND AND INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY THE COMPANY AND THE STOCKHOLDERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

§8.       COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN SEPARATE COUNTERPARTS EACH OF WHICH WILL BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER WILL CONSTITUTE ONE AND THE SAME AGREEMENT.

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§9.       REMEDIES. THE STOCKHOLDERS WILL BE ENTITLED TO ENFORCE THEIR RIGHTS UNDER THIS AGREEMENT SPECIFICALLY (WITHOUT POSTING A BOND OR OTHER SECURITY), TO RECOVER DAMAGES BY REASON OF ANY BREACH OF ANY PROVISION OF THIS AGREEMENT AND TO EXERCISE ALL OTHER RIGHTS EXISTING IN THEIR FAVOR. THE PARTIES HERETO AGREE AND ACKNOWLEDGE THAT MONEY DAMAGES MAY NOT BE AN ADEQUATE REMEDY FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT AND THAT ANY STOCKHOLDER MAY IN ITS SOLE DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO ENFORCE OR PREVENT ANY VIOLATION OF THE PROVISIONS OF THIS AGREEMENT. IN THE EVENT OF ANY DISPUTE INVOLVING THE TERMS OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO COLLECT REASONABLE FEES AND EXPENSES INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE FROM THE OTHER PARTIES TO SUCH DISPUTE.

§10.     NOTICES. ANY NOTICE PROVIDED FOR IN THIS AGREEMENT WILL BE IN WRITING AND WILL BE DEEMED PROPERLY DELIVERED IF EITHER PERSONALLY DELIVERED OR SENT BY TELECOPIER, OVERNIGHT COURIER OR MAILED CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID TO THE RECIPIENT (A) IF TO ANY STOCKHOLDER, AT THE ADDRESS LISTED FOR SUCH STOCKHOLDER IN THE STOCK RECORDS OF THE COMPANY AND (B) IF TO THE COMPANY, AT 545 METRO PLACE SOUTH, SUITE 100, DUBLIN, OHIO 43017, TO THE ATTENTION OF THE PRESIDENT, WITH A COPY TO GREGORY SICHENZIA, ESQ., SICHENZIA ROSS FRIEDMAN FERENCE LLP, 61 BROADWAY, 32ND FL., NEW YORK, NEW YORK 10006. ANY SUCH NOTICE SHALL BE EFFECTIVE (I) IF DELIVERED PERSONALLY OR BY TELECOPIER, WHEN RECEIVED, (II) IF SENT BY OVERNIGHT COURIER, WHEN RECEIPTED FOR, AND (III) IF MAILED, 5 DAYS AFTER BEING MAILED AS DESCRIBED ABOVE. THE COMPANY AGREES TO MAKE AVAILABLE TO EACH STOCKHOLDER UPON REQUEST AN ADDRESS LIST OF ALL STOCKHOLDERS TO ENSURE CORRECT DELIVERY OF ALL NOTICES HEREUNDER.

§11.     AMENDMENT AND WAIVER. NO MODIFICATION, AMENDMENT OR WAIVER OF ANY PROVISION OF THIS AGREEMENT WILL BE EFFECTIVE AGAINST ANY OF THE COMPANY OR THE STOCKHOLDERS UNLESS SUCH MODIFICATION, AMENDMENT OR WAIVER IS APPROVED IN WRITING BY THE MAJORITY HOLDERS AND THE HOLDERS OF AT LEAST 50% OF THE TOTAL NUMBER OF THEN OUTSTANDING SHARES OF OTHER STOCKHOLDER SECURITIES HEREUNDER. THE FAILURE OF ANY PARTY TO ENFORCE ANY OF THE PROVISIONS OF THIS AGREEMENT WILL IN NO WAY BE CONSTRUED AS A WAIVER OF SUCH PROVISIONS AND WILL NOT AFFECT THE RIGHT OF SUCH PARTY THEREAFTER TO ENFORCE EACH AND EVERY PROVISION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

§12.     TERMINATION. THIS AGREEMENT WILL TERMINATE UPON THE EARLIER TO OCCUR OF (A) COMPLETION OF ANY VOLUNTARY OR INVOLUNTARY LIQUIDATION OR DISSOLUTION OF THE COMPANY OR (B) THE DATE ON WHICH THE INVESTOR STOCKHOLDERS NO LONGER HOLD ANY INVESTOR SECURITIES.

§13.     GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

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§14.     CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS OVER ANY ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT THE ADDRESS SET FORTH PURSUANT TO SECTION 10 HEREOF.

§15.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT.

§16.     DESCRIPTIVE HEADINGS. THE DESCRIPTIVE HEADINGS OF THIS AGREEMENT ARE INSERTED FOR CONVENIENCE ONLY AND DO NOT CONSTITUTE A PART OF THIS AGREEMENT.

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Exhibit 13

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement under seal on the day and year first above written.

NATIONAL INVESTMENT MANAGERS INC.

By: /s/ Steven J. Ross

Name: Steven J. Ross
Title: Chief Executive Officer

WOODSIDE CAPITAL PARTNERS IV, LLC

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By: /s/ Daphne Firth

Name: Daphne Firth
Title: Executive Vice President

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By: /s/ Daphne Firth

Name: Daphne Firth
Title: Executive Vice President

LEHMAN BROTHERS COMMERCIAL BANK

By: /s/ George Janes

Name: George Janes
Title: Senior Vice President

OTHER STOCKHOLDERS:

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CAREMI PARTNERS LTD.

By: /s/ Steven Ruchefsky

Name: Steven Ruchefsky

Title: President

STEVEN RUCHEFSKY, an individual

By: /s/ Steven Ruchefsky

Name: Steven Ruchefsky

UZI ZUCKER, an individual

By: /s/ Uzi Zucker

Name: Uzi Zucker

STEVEN ROSS, an individual

By: /s/ Steven J. Ross

Name: Steven J. Ross

JEFF COOKE, an individual

By: /s/ Jeff Cooke

Name: Jeff Cooke

RICHARD BERMAN, an individual

By: /s/ Richard Berman

Name: Richard Berman

MICHAEL CROW, an individual

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By: /s/ Michael Crow

Name: Michael Crow

MW CROW FAMILY LP

By: /s/ Michael Crow

Name:	Michael Crow
Title:	General Partner

DCI MASTER LDC

By: DC ASSOCIATES LLC

By: /s/ Michael Crow

Name: Michael Crow

Title: Authorized Signer

CROW 2001 CHILDRENS TRUST FBO MICHELLE CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

CROW 2001 CHILDRENS TRUST FBO SPENCER CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

CROW 2001 CHILDRENS TRUST FBO OLIVIA CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

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CROW 2001 CHILDRENS TRUST FBO DUNCAN CROW

By: /s/ Alex Clug

Name:	Alex Clug

                                                                                      Title: Trustee

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Exhibit 13

Schedule 1

Instrument of Accession

The undersigned, ____________________, in order to become the owner or holder of [a warrant/an option to purchase] ________ shares of Common Stock, $0.001 per share (the “Shares”) of National Investment Managers, Inc., a Florida corporation, hereby agrees to become an [Investor Stockholder] [Other Stockholder] party to that certain Co-Sale Rights Agreement, dated as of November 30, 2007 (the “Co-Sale Rights Agreement”), a copy of which is attached hereto. The undersigned acknowledges that the Shares constitute shares of [Other Stockholder Securities] [Investor Securities] under and as defined in the Co-Sale Rights Agreement. This Instrument of Accession shall become a part of such Stockholder Agreement.

Executed as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Signature:	_____________________________
Address:	_____________________________
_____________________________
_____________________________

Date:

Accepted:

NATIONAL INVESTMENT MANAGERS INC.

By: _____________________________

Name:

Title:

Date:

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